UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

CLEANTECH INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2014, Cleantech Innovations, Inc. (the “Registrant”) entered into a Divesture and Exchange Agreement (the “Exchange Agreement”) with certain controlling shareholders of the Registrant, including Ping Chen, Shengfen Lin, Wenge Chen, Bei Lu and Dianfu Lu (collectively, the “Controlling Shareholders”). Bei Lu and Dianfu Lu were also officers and directors of the Registrant. The Controlling Shareholders collectively own 15,229,403 shares of the Registrant’s common stock (the “Controlling Shares”), or 61.0% of the total number of the Registrant’s outstanding shares.

Pursuant to the Exchange Agreement, the Controlling Shareholders agree to transfer all of the Controlling Shares to the Registrant in exchange for the transfer by the Registrant of its wholly owned Chinese subsidiary, Liaoning Creative Bellows Co., Ltd. (“Creative Bellows”), to the Controlling Shareholders or their designees. Creative Bellows wholly owns Lianoning Creative Wind Power Equipment Co., Ltd., a Chinese corporation which, together with Creative Bellows (the “China Subsidiaries”), represents all of the Registrant’s China-based business.

The Exchange Agreement is subject to various conditions, including that the Controlling Shares and the Registrant’s ownership interests in Creative Bellows (the “Subsidiary Interests”) be deposited into and held in escrow pursuant to the terms of a separately-executed Escrow Agreement (the “Escrow Agreement”). The release of the Controlling Shares and the Subsidiary Interests and consummation of the Exchange Agreement is further subject to the requirement that the Registrant promptly form a wholly owned British Virgin Islands corporation (the “BVI Subsidiary”). Upon formation of the BVI Subsidiary, the Registrant is required to effectuate the transfer of the Subsidiary Interests to the BVI Subsidiary followed by its transfer of all of the Registrant’s ownership interest in the BVI Subsidiary to the Controlling Shareholders. With respect to the contemplated transfer of the Controlling Shares to the Registrant, each Controlling Shareholder has executed and delivered an irrevocable proxy to Mr. Terry McEwen, formerly the Chairman of the Registrant’s Audit Committee and now the Registrant’s interim Chairman of the Board and Chief Executive Officer. As such, Mr. McEwen now has the authority to vote the Controlling Shares in his discretion. The Exchange Agreement is also subject to customary representations and warranties of the parties and provides for cross-indemnification in the case of certain liabilities to either party.

The foregoing descriptions of the Exchange Agreement and the Escrow Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Exchange Agreement and the Escrow Agreement, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

On June 11, 2014, in consideration of the Exchange Agreement and the related transactions, the Registrant’s largest creditor, NYGG (Asia) Ltd., a British Virgin Islands corporation (“NYGG”), entered into a Forbearance and Waiver Agreement with the Registrant (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, NYGG and its affiliates agree to forbear from exercising certain of their respective rights and remedies related to the Registrant’s debt obligations to them and certain events of default thereunder. The forbearance period extends from June 11, 2014 until the first to occur of (i) September 10, 2014, (ii) the transfer of the Controlling Shares to the Registrant in exchange for the transfer of the Subsidiary Interests to the Controlling Shareholders and (iii) the termination of the Exchange Agreement. Upon the earlier to occur of (i) the occurrence of a forbearance default (which includes any failure by the Registrant to comply with and/or diligently pursue the Exchange Agreement) or (ii) the expiration of the forbearance period, NYGG’s agreement to forbear shall immediately terminate and it shall thereafter be entitled to exercise all of its rights and remediates with respect to the Registrant’s debt obligations to it.

Further to the Forbearance Agreement, NYGG also agrees to unconditionally release each of the China Subsidiaries from all of their debt obligations to it. The terms of NYGG’s release and waiver are set forth in a separately-executed Release and Waiver Agreement between NYGG and each of the China Subsidiaries (the “Waiver Agreement”).

The foregoing descriptions of the Forbearance Agreement and the Waiver Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Forbearance Agreement and the Waiver Agreement, which are filed herewith as Exhibits 10.3 and 10.4 and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b), (c), (e)

Further to the transactions described in Item 1.01 to this Current Report on Form 8-K, the Registrant’s Board of Directors (the “Board”) determined to reconstitute the Board and replace Bei Lu as Chief Executive Officer of the Registrant.

Effective June 11, 2014, the Board accepted Bei Lu’s resignation as a director and officer of the Registrant and Terry McEwen was appointed as the Registrant’s interim Chairman of the Board and Chief Executive Officer. Ms. Liu’s resignation was made in furtherance of the agreements and transactions described in Item 1.01 to this Current Report on Form 8-K and was not the result of any disagreements between her and the Registrant.

Under the direction of Mr. McEwen, the Registrant intends to explore a strategic reorganization and/or other business opportunities, including a possible merger or similar corporate restructuring. Mr. McEwen’s compensation to serve as the Registrant’s Chairman and Chief Executive Officer has not yet been established.

Effective June 11, 2014, the Board accepted the director resignations from each of Dianfu Lu, Shuyan Liu and Zili Zhao. These resignations were made in furtherance of the agreements and transactions described in Item 1.01 to this Current Report on Form 8-K and were not the result of any disagreements between the resigning directors and the Registrant.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Divesture and Exchange Agreement

10.2	Escrow Agreement

10.3	Forbearance and Waiver Agreement

10.4	Release and Waiver Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.

Date: June 13, 2014	By:	/s/ Terry McEwen
	Name:	Terry McEwen
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Divesture and Exchange Agreement

10.2	Escrow Agreement

10.3	Forbearance and Waiver Agreement

10.4	Release and Waiver Agreement